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Federated Government Income Securities, Inc.
May 3, 1996



                                             Exhibit 15(ii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K


                                    EXHIBIT B
                                     to the
                                Distribution Plan

                              FEDERATED INDEX TRUST
                                  MAX-CAP FUND
                                 Class C Shares

         This Distribution Plan is adopted by Federated Index Trust with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class C Shares of Trust held during the month.

         Witness the due execution hereof this 1st day of September, 1997.



                                    FEDERATED INDEX TRUST


                                    By:/s/ Glen R. Johnson
                                    President